EXHIBIT 10.17
BLUE NILE, INC.

Compensation Program for Non-Employee Directors (the “DIRECTOR COMPENSATION PROGRAM”)
Effective Date: July 31, 2012
Annual Cash Compensation
- Retainer: $40,000 (may elect to receive stock in lieu of cash)
- Committee Fee: $3,000
- Audit Committee Chair Fee: $10,000
- Compensation Committee Chair Fee: $5,000
- Nominating and Corporate Governance Committee Fee: $5,000
- Non-Employee Chair Fee: $100,000
- Lead Independent Director Fee: $10,000

Retainer. The $40,000 retainer (the “Retainer”) is earned in quarterly installments, with each quarterly installment of the Retainer becoming fully vested and payable on the date of the first regular Board meeting of that quarter, subject to continued service on the Board as of such date. In lieu of cash, and prior to the start of each fiscal year, a director may elect to receive 100% of the Retainer for that next fiscal year as four quarterly fully vested stock awards under our 2004 Equity Incentive Plan (the “EIP”), with each award covering a number of shares that have a Fair Market Value (as defined in the EIP) on the date of grant equal to $10,000. The stock award is granted on the third trading day following our quarterly public announcement of our financial earnings, subject to continued service through such date.

Committee Fee. A single $3,000 committee fee is earned in quarterly installments, each quarterly installment of such fee becoming fully vested and payable on the date of the first regular Board meeting of that quarter, subject to continued service on the Board as of such date, to each non-employee director who serves on one or more committees in that quarter.

Committee Chair Fees. Due to the time commitment involved in serving as a chair of a committee, in addition to the $3,000 committee fee, each committee chair receives an additional fee that is earned in quarterly installments, with each quarterly installment of such fee becoming fully vested and payable on the date of the first regular Board meeting of that quarter, subject to continued service on the Board as of such date. The Audit Committee Chair fee is $10,000 annually, and the Compensation Committee Chair fee and the Nominating and Corporate Governance Committee Chair fee are each $5,000 annually.

Non-Employee Board Chair Fee. Due to the time commitment involved in serving as the non-employee Chairman of the Board, the non-employee Chairman of the Board receives an additional $100,000 fee annually, and such fee is earned in quarterly installments, with each quarterly installment of such fee becoming fully vested and payable on the date of the first regular Board meeting of that quarter, subject to continued service on the Board as of such date.

Lead Independent Director Fee. Due to the time commitment involved in serving as the lead independent director of the Board, if the Board appoints a lead independent director, the lead independent director of the Board receives an additional $10,000 fee annually, and such fee is earned in quarterly installments, with each quarterly installment of such fee becoming fully vested and payable on the date of the first regular Board meeting of that quarter, subject to continued service on the Board as of such date.

Prorated Payments for New Directors: Each non-employee director who is elected or appointed after the start of the fiscal year will earn and be paid quarterly amounts of the Retainer and applicable committee or Chairman fees for each quarter in which he or she attends at least one regular Board meeting, with such amount(s) paid on the date of the first such meeting such Director attends in that quarter. No payments will be made for quarters prior to the first day of service.
Equity Compensation
- Annual Equity Grant: an award with a value of $63,000
- Annual Non-Employee Board Chair Grant: an award with a value of $100,000
- Initial Grant of Restricted Stock Units (“Initial RSU Grant”): an award with a value of $100,000
- Stock Option Grant Upon Full Vesting of Initial Option Grant: non-employee directors appointed to the Board before
July 31, 2012 will receive a one-time option to purchase 9,000 shares. Directors appointed to the Board after July
31, 2012 will not receive a second grant following the vesting of his/her Initial RSU Grant.

Annual Equity Grant. Each non-employee director will be granted an annual equity grant for a number of shares having a value equal to $63,000 on the first trading day following the first regular Annual Meeting of stockholders for that year. The annual grant vests every three (3) months from the date of the grant for one year. These grants cease vesting as of the date a non-employee director no longer serves on the Board of Directors.
Each Non-Employee Director shall elect, prior to the start of the fiscal year in which the Annual Meeting is to take place, or such later date as may be determined by the Compensation Committee in its sole discretion, to receive the Annual Equity Grant in the form of either (i) 100% as RSUs or (ii) 100% as Options. In the absence of a timely election, the Annual Stock Retainer will be granted as 100% Options. Individuals who become a non-employee director on or after the start of the fiscal year must make an election on or before the date he or she is appointed or elected as a non-employee director, or such later date as may be determined by the Compensation Committee in its sole discretion.
The number of shares subject to the RSUs will be equal to the value of the Annual Stock Retainer divided by the Fair Market Value as of the grant date. The number of shares subject to the Options will be equal to the number of shares having a grant date fair value equal to the value of the Annual Stock Retainer, as calculated in accordance with Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification.
Annual Non-Employee Board Chair Grant. The non-employee Chairman of the Board will be granted an annual equity grant for a number of shares having a value equal to $100,000 on the first trading day following the first regular Annual Meeting of stockholders for that year. The annual grant vests every three (3) months from the date of the grant for one year and ceases vesting as of the date a non-employee director no longer serves on the Board of Directors.
The non-employee Chairman of the Board shall elect, prior to the start of the fiscal year in which the Annual Meeting is to take place, or such later date as may be determined by the Compensation Committee in its sole discretion, to receive this grant in the form of either (i) 100% as RSUs or (ii) 100% as Options. In the absence of a timely election, this grant will be granted as 100% Options. The number of shares subject to the RSUs will be equal to the value of the Annual Stock Retainer divided by the Fair Market Value as of the grant date. The number of shares subject to the Options will be equal to the number of shares having a grant date fair value equal to the value of the Annual Stock Retainer, as calculated in accordance with Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification.
Initial RSU Grant. Each director will be granted, on the date of his or her election or appointment, an Initial RSU Grant valued at $100,000. The number of shares subject to the restricted stock units will be equal to $100,000 divided by the Fair Market Value as of the grant date. The Initial RSU Grant vests every three (3) months from the date of the grant for four years. This Initial RSU Grant ceases vesting as of the date a non-employee director no longer serves on the Board of Directors.
Directors Elected to the Board Prior to July 31, 2012: One Time Stock Option Grant Upon Full Vesting of Initial Option Grant. On the fourth anniversary of the grant of an initial stock option grant, non-employee director appointed or elected to the Board of Directors prior to July 31, 2012 will be granted a new stock option covering 9,000 shares. This grant vests monthly from the date of the grant for four years. These options cease vesting as of the date a non-employee director no longer serves on our Board of Directors. Non-employee directors elected or appointed to the Board of Directors after July 31, 2012 will not receive a new equity grant upon the full vesting of his/her Initial RSU Grant.
Additional Terms and Conditions
All options will be granted with an exercise price equal to the Fair Market Value of the Common Stock on the date of grant, will have a 10 year term and a general post-termination exercise period of 12 months, subject to earlier termination or extension as provided in the EIP and the Applicable Award Agreement.
The vesting of the equity awards granted to non-employee directors under this Director Compensation Program will become fully vested as of the earlier to occur of: (x) the date of the Non-Employee Director's termination of service due to death or Disability and (y) immediately prior to a Change in Control (subject to continued service as of such time). The unvested portions of any RSUs or Options are forfeited upon any other termination.
Section 409A: Notwithstanding anything to the contrary in this Director Compensation Program, if a Director is deemed by the Company at the time of such director's Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation,” then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Code Section 409A, such payments shall not be provided to such Director prior to the earliest of (i) the date that is six months and one day after the date of such Director's Separation from Service, (ii) the date of the Director's death, or (iii) such earlier date as permitted under Code Section 409A without the imposition of adverse taxation. On the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to the Director, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement.
Capitalized Terms: Capitalized terms that are not defined herein will have the meaning set forth in the EIP, and, if not defined therein, in the Applicable Award Agreement.
Forms of Award Agreement: The General Counsel of the Company has the authority to make such clarifying changes to the form of stock option agreement and restricted stock unit award agreement as are necessary to conform such forms for use under this Director Compensation Program.
To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that any discussion of tax matters set forth in this notice was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. You should seek advice based on your particular circumstances from an independent tax advisor.